Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-215122 and 333-234436) and in the Registration Statements on Form S-8 (Nos. 333-212047, 333-226508, 333-252396, 333-251033 and 333-243754) of F-star Therapeutics, Inc. of our report dated March 30, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

March 30, 2021